Exhibit (h)(6)


                               SECOND AMENDMENT TO
                   SECURITIES LENDING AUTHORIZATION AGREEMENT
                                     BETWEEN
                      CDC NVEST FUNDS TRUST I, CDC NVEST FUNDS TRUST II
                                       AND
                       STATE STREET BANK AND TRUST COMPANY




         WHEREAS, CDC Nvest Funds Trust I and CDC Nvest Funds II, on behalf of each of their respective series as listed on Schedule C, formerly known as Nvest Funds Trust I and Nvest Funds Trust II (each a "Trust" and collectively, the "Trusts") and State Street Bank and Trust Company ("State Street"), entered into a Securities Lending Authorization Agreement dated 30 November 1998 (the "Agreement"); and


         WHEREAS, the Agreement provides that it may be modified by an instrument in writing signed by the parties;


         WHEREAS, the Trusts and State Street entered into a First Amendment dated February 1, 2000;


         WHEREAS, the Trusts and State Street desire to amend the Agreement to provide for name changes and the addition of another Trust together with its series;

         NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

         1.  The Agreement is hereby amended by adding the following
              Trust and its series to the Agreement: CDC Kobrick Investment
              Trust.

         2. Schedule C is hereby deleted in its entirety and replace with the attached Schedule C.

         3.  The Agreement shall remain the same in all other respects.

               [Remainder of page intentionally left blank.]

         The Amendment is effective as of the 30th day of September, 2001.


         IN WITNESS WHEREOF, the parties hereto execute the above Amendment by affixing their signatures below.




CDC NVEST FUNDS TRUST I,                          CDC NVEST FUNDS TRUST II,
on behalf of its respective                       on behalf of its respective
series as listed on Schedule C                    series as listed on Schedule C


By: /S/ JOHN T. HAILER                            By: /S/ JOHN T. HAILER
Name:JOHN T. HAILER                               Name: JOHN T. HAILER
Title:PRESIDENT                                   Title: PRESIDENT




CDC KOBRICK INVESTMENT TRUST,
on behalf of its respective series as listed on Schedule C


By: /S/ JOHN T. HAILER
Name: JOHN T. HAILER
Title:  PRESIDENT



STATE STREET BANK AND
TRUST COMPANY


By:  /S/ JOHN L. CARTY
Name:  JOHN L. CARTY
Title:  SENIOR VICE PRESIDENT

                                   SCHEDULE C


     This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 30th day of November 1998 between CDC NVEST FUNDS TRUST I, CDC NVEST

   FUNDS TRUST II and CDC Kobrick Investment Trust, on behalf of each of their respective series as listed on Schedule C and STATE STREET BANK AND TRUST COMPANY
                                ("State Street").

         CDC NVEST FUNDS TRUST I, FORMERLY KNOWN AS NVEST FUNDS TRUST I


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OLD NAME                                    NEW NAME
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Nvest Bond Income Fund                      CDC Nvest Bond Income Fund
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Nvest Government Securities Fund            CDC Nvest Government Securities Fund
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--------------------------------------------------------------------------------
Nvest Strategic Income Fund                 CDC Nvest Strategic Income Fund
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        CDC NVEST FUNDS TRUST II, FORMERLY KNOWN AS NVEST FUNDS TRUST II


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OLD NAME                                    NEW NAME
--------------------------------------------------------------------------------
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Nvest Short Term Corporate                  CDC Nvest Short Term Corporate
Income Fund                                 Income Fund

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--------------------------------------------------------------------------------
Nvest High Income Fund                      CDC Nvest High Income Fund
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Nvest Limited Term U.S.                     CDC Nvest Limited Term U.S.
Government Fund                             Government Fund
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                          CDC KOBRICK INVESTMENT TRUST

--------------------------------------------------------------------------------
NAME                              T.I.N.                          TAX YEAR END
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kobrick Growth Fund               04-3429421                      Sept. 30
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--------------------------------------------------------------------------------
Kobrick Capital Fund              04-3400144                      Sept. 30
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--------------------------------------------------------------------------------

Kobrick Emerging Growth Fund      04-3400143                      Sept. 30

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